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                                                                    Exhibit 21.1
                                                                    ------------

                        SUBSIDIARIES OF THE REGISTRANT

     The corporations listed below in bold type are the direct wholly owned subsidiaries of the Registrant as of the date of this filing. Listed below National American Corporation in regular type are its direct and indirect wholly owned subsidiaries.

     COAST FINANCIAL SERVICES, INC.

     NATIONAL AMERICAN CORPORATION
           Beech Mountain Lakes Corporation
           Carolina Landing Corporation
           Carriage Manor Corporation
           Cherokee Landing Corporation
           Chief Creek Corporation
           Dixie Resort Corporation
           Foxwood Corporation
           G.L. Land Development Corporation
           Lake Royale Corporation
           Lake Tansi Village, Inc.
           LML Resort Corporation
           Natchez Trace Wilderness Preserve Corporation
           Quail Hollow Plantation Corporation
           Quail Hollow Village, Inc.
           Recreation Land Corporation
           Recreation Properties, Inc.
           Resort Land Corporation
           Tansi Resort, Inc.
           The Kinston Corporation
           The Villas of Hickory Hills, Inc.
           Western Fun Corporation
           Westwind Manor Corporation
           Wolf Run Manor Corporation

     RESORT PARKS INTERNATIONAL, INC.

     THOUSAND TRAILS (CANADA), INC.

     TT OFFSHORE LTD.

     UST WILDERNESS MANAGEMENT CORPORATION

     YUBA INVESTMENT COMPANY